Exhibit 23.1






CONSENT OF INDEPENDENT AUDITORS






         We consent to the use in the Registration Statement (Post-Effective Amendment No. 2 to Form SB-2) and Prospectus of Natural Gas Services Group, Inc. of our report dated February 21, 2003 accompanying the consolidated financial statements of Natural Gas Services Group, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.





HEIN + ASSOCIATES LLP

Dallas, Texas
September 26, 2003